FILED # C8707-99
       ---------
    APR 09 1999             ARTICLES OF INCORPORATION
                                       OF
 IN THE OFFICE OF                  V.I.P.C.Com
 /s/ DEAN HELLER
    DEAN HELLER
SECRETARY OF STATE

KNOW ALL MEN BY THESE PRESENTS:

That we the undersigned, have this day voluntarily associated ourselves together for the purposes of forming a corporation under the laws of the State of Nevada and we do hereby certify:

                                        I
                                        -


The name of this corporation is V.I.P.C.Com
                                -----------

                                       II
                                       --

The resident agent of said corporation shall be Pacific Corporate Services, Inc, 7631 Bermuda Road, Las Vegas NV 89123 and such other offices as may be determined by the By-Laws in and outside of the State of Nevada.

                                       III
                                       ---

The objects to be transacted, business and pursuit and nature of the business, promoted or carried on by this corporation are and shall continue to be engaged in any lawful activity except banking or insurance.

                                       IV
                                       --

The members of the governing board shall be styled Directors and the first Board of Directors shall consist of one (1). The number of stockholders of said corporation shall consist of one (1). The number of directors and stockholders of this corporation may, from time to time, be increased or decreased by an amendment to the Buy-laws of this Corporation in that regard, and without the necessity of amending these Articles of Incorporation. The names and addresses of the first Board of Directors and of the incorporators signing these Articles are as follows:

Kathy Whyte                              16688 - 102 Avenue,
                                         Surrey, B.C. Canada V4N 4X2

                                        V
                                        -

The Corporation is to have perpetual existence.

                                       VI
                                       --

The total authorized capitalization of this Corporation shall be and is the sum of 200,000,000 shares of Common Stock at $0.001 par value, said stock to carry full voting power and the said shares shall be issued fully paid at such time as the Board of Directors may designate, in exchange for cash, property, or services, the stock of other corporations or other values, rights or things, and the judgment of the Board of Directors as to the value thereof shall be conclusive.

                                       VII
                                       ---

The capital stock shall be and remain non-assessable. The private property of the stockholders shall not be liable for the debts or liabilities of the Corporation.

IN WITNESS WHEREOF, I have set my hand this 7th day of April, 1999.
------------------                          ---

                                                /s/ Kathy Whyte
                                                -----------------------------
                                                       Kathy Whyte



CITY OF SURREY,         )
PROVINCE OF BRITISH     )
COLUMBIA                )

On this 7th day of April,  1999,  before me a Notary Public in and for said City
        ---
of Surrey, Province of British Columbia, personally appeared, Kathy Whyte, known to me to be the person whose name is subscribed to the foregoing instrument, and she duly acknowledged to me that she executed the sane for the purpose therein mentioned.

IN WITNESS WHEREOF, I have set my hand and offered by official seal in the said City of Surrey, Province of British Columbia, Canada, the day and year in this Certificate first above written.







                                                /s/ Janice A. McMath
                                                -----------------------------
                                                Notary Public

                                                        JANICE A. McMATH
                                                          NOTARY PUBLIC
                                                    200, 10361 - 150 STREET
                                                 SURREY, B.C. V3R 4B1   588-1202

                                                      Permanent Commission

                                                  STATE OF NEVADA
                                                Secretary of State

                              I hereby certifiy that this is a true and complete copy of the document as filed in this office.


                                                    APR 09, '99

                                                  /s/ Dean Heller

                                                    DEAN HELLER
                                                Secretary of State

                                           By  /s/ Certification Clerk




                        --------------------------------




                                                  STATE OF NEVADA
                                                Secretary of State

                              I hereby certifiy that this is a true and complete copy of the document as filed in this office.


                                                    JAN 07 2003

                                                  /s/ Dean Heller

                                                    DEAN HELLER
                                                Secretary of State

                                           By  /s/ Certification Clerk

                               SECRETARY OF STATE

                                      (SEAL
                         THE GREAT SEAL OF THE STATE OF
                                     NEVADA)

                                 STATE OF NEVADA




                                CORPORATE CHARTER



I, DEAN HELLER the duly elected and qualified Nevada Secretary of State, do hereby certify that V.I.P.C.COM did on APRIL 9, 1999, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

                                IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Las, Vegas, Nevada, on APRIL 9, 1999.


                                /s/ Dean Heller

                                Secretary of State



                                By  /s/ Certification Clerk

                                Certification Clerk
(SEAL)

DEAN HELLER                           CERTIFICATE OF            FILED # C8707-99
Secretary of State                                                   -----------
                                        AMENDMENT                JAN 06, 2003
202 North Carson Street             (Pursuant to NRS 78.385     IN THE OFFICE OF
Carson City, Nevada 89701-4201         and 78.390)              /s/ Dean Heller
(775) 684-5708                                                    DEAN HELLER
------------------------------------------------------------  SECRETARY OF STATE
          Important: Read attached instructions before completing form.
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              Certificate of Amendment to Articles of Incorporation
              -----------------------------------------------------
                         For Nevada Profit Corporations
                         ------------------------------
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                             - Remit in Duplicate -

1.   Name of Corporation:      V.I.P.C. COM
                         -------------------------------------------------------

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2.   The articles have been amended as follows (provide article numbers, if available):

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1. NAME OF CORPORATION:  Stellar Resources Ltd.
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3.   The vote by which stockholders holding shares in the corporation  entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of
incorporation have voted in favor of the amendment is:  2,223,000         *
                                                      -------------------.

4.   Officer Signature (Required):


 /s/  Andrew Reid                                  Andrew Reid, President
-----------------------------------         -----------------------------------

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.